SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         March 31, 2004

                              NBC CAPITAL CORPORATION

                 (Exact Name of Registrant as Specified in Charter)



        Mississippi                  1-15773                 64-0694755

(State or Other Jurisdiction        (Commission             (IRS Employer
     Of Incorporation)              File Number)          Identification No.)





NBC Plaza, Starkville, Mississippi                                    39759
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's telephone number, including area code       (662)-323-1341




          (Former Name or Former Address, if Changed Since Last Report)



NBC Capital Corporation ("NBC") hereby amends its Current Report on Form 8-K, dated April 1, 2004, in order to file the financial statements and pro forma financial information required by Item 7 of Form 8-K.


                                        ITEM 7

                          FINANCIAL STATEMENTS AND EXHIBITS


Item 7(a) Financial Statements of acquired business.
____________________________________________________

Following are the audited consolidated financial statements of Enterprise Bancshares, Inc., for the year ended December 31, 2003 and the unaudited consolidated financial statements of Enterprise Bancshares, Inc. for the three-month period ended March 31, 2004:



                          REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders
Enterprise Bancshares, Inc.
Memphis, Tennessee


We have audited the accompanying consolidated balance sheet of Enterprise Bancshares, Inc. as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Bancshares, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




                                        /S/ Crowe Chizek and Company LLC

Louisville, Kentucky
February 5, 2004


                             ENTERPRISE BANCSHARES, INC.
                             CONSOLIDATED BALANCE SHEET
                                  December 31, 2003



ASSETS
Cash and due from financial institutions                       $  6,881,429
Securities available for sale                                    68,228,017
Loans held for sale                                                 891,445
Loans, net of allowance of $3,297,589                           206,602,535
Federal Home Loan Bank and Federal Reserve
  Bank stock, at cost                                             3,015,300
Premises and equipment, net                                       3,531,214
Other real estate owned                                           1,688,871
Accrued interest receivable and other assets                      3,260,291
Assets identified for disposal                                      807,622
                                                               ____________

   Total assets                                                $294,906,724
                                                               ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                                         $ 33,745,028
  Interest bearing                                              199,167,826
                                                               ____________
    Total deposits                                              232,912,854

Federal funds purchased and repurchase agreements                 7,164,463
Federal Home Loan Bank advances                                  26,000,000
Subordinated debentures                                           6,000,000
Accrued expenses and other liabilities                            3,118,612
Liabilities associated with assets identified for disposal          116,095
                                                               ____________
  Total liabilities                                             275,312,024

Shareholders' equity:
  Preferred stock, $1 par value; 3,000,000 shares
    authorized; none outstanding                                        -
  Common stock, $1 par value; 7,000,000 shares
    authorized; 993,995 issued and outstanding in 2003              993,995
  Additional paid-in capital                                      9,398,614
  Retained earnings                                               8,781,628
  Accumulated other comprehensive income                            715,711
  Amount reclassified on ESOP shares                               (295,248)
                                                               ____________
    Total shareholders' equity                                   19,594,700
                                                               ____________

    Total liabilities and shareholders' equity                 $294,906,724
                                                               ============

                          ENTERPRISE BANCSHARES, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                         Year ended December 31, 2003



Interest income
  Loans, including fees                                        $ 12,154,850
  Securities:  taxable                                            1,587,665
               tax exempt                                           607,935
  Federal funds sold and other                                       10,534
                                                               ____________
                                                                 14,360,984
                                                               ____________

Interest expense
  Deposits                                                        3,432,727
  Federal funds purchased and repurchase
    agreements                                                       41,725
  Federal Home Loan Bank advances                                 1,391,182
  Subordinated debenture                                            271,431
                                                               ____________
                                                                  5,137,065
                                                               ____________

Net interest income                                               9,223,919

Provision for loan losses                                           414,594
                                                               ____________

Net interest income after
  provision for loan losses                                       8,809,325
                                                               ____________
Noninterest income
  Service charges on deposit accounts                               679,790
  Net gains on sales of securities                                  339,503
  Net gains on sales of loans                                       913,529
  Other                                                             734,541
                                                               ____________
                                                                  2,667,363
                                                               ____________

Noninterest expense
  Salaries and employee benefits                                  5,936,087
  Occupancy and equipment                                         1,359,962
  Other                                                           2,444,187
                                                               ____________
                                                                  9,740,236
                                                               ____________

Income from continuing operations before income taxes             1,736,452

Income tax expense                                                  460,678
                                                               ____________

Income from continuing operations                                 1,275,774

Loss from discontinued operations (including loss on
  disposal of $488,227)                                             242,105

Income tax benefit from discontinued operations                     (75,137)
                                                               ____________

Net income                                                     $  1,108,806
                                                               ============

Earnings per share:
  Basic:
    Income from continuing operations                          $       1.28
    Discontinued operations                                           (0.17)
                                                               ____________
    Net income                                                 $       1.11
                                                               ============
  Diluted:
    Income from continuing operations                          $       1.25
    Discontinued operations                                           (0.17)
                                                               ____________
    Net income                                                 $       1.08
                                                               ============



                                      ENTERPRISE BANCSHARES, INC.
                     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                        Years ended December 31



                                                                 Accumu-
                                                                  lated
                                                                  Other
Amount
                                                                 Compre-
Reclassi-
                                                                 hensive
fied
                        Common Stock       Paid-In   Retained    Income/    on
ESOP
                    Shares    Par Value    Capital   Earnings    (Loss)
Shares     Total
                  __________ __________ ___________ __________ __________
__________ ___________
Balance,
 January 1,
 2003              1,031,979 $1,031,979 $10,724,817 $8,165,808 $  698,470 $
- $20,621,074

Shares issued
 for exercise of
 stock options,
 including tax
 benefit of
 $138,846             28,220     28,220     458,861          -          -
-     487,081
Issuance of
 common stock            522        522      16,704          -          -
-      17,226
Stock repurchase     (66,726)   (66,726) (1,801,768)         -          -
-  (1,868,494)
Dividends paid
 ($0.50 per
 common share)             -          -           -   (492,986)         -
-    (492,986)
Reclassification
 of common stock
 in ESOP subject
 to repurchase
 obligation                -          -           -          -          -
(295,248)   (295,248)
Comprehensive
 income:
  Net income               -          -           -   1,108,806         -
-   1,108,806
  Change in net
   unrealized
   gain on
   securities
   available for
   sale, net of
     tax effects           -          -           -           -    17,241
-      17,241

___________
     Total
      comprehen-
      sive income
1,126,047
                  __________ __________ ___________ __________ __________
__________ ___________

Balance,
 December 31,
 2003                993,995 $  993,995 $ 9,398,614 $8,781,628 $  715,711
$(295,248) $19,594,700
                 =========== ========== =========== ========== ==========
========== ===========









                                ENTERPRISE BANCSHARES, INC.
                           CONSOLIDATED STATEMENT OF CASH FLOWS
                               Year ended December 31, 2003



Cash flows from operating activities
  Net income                                                     $  1,108,806
  Adjustments to reconcile net income
    to net cash from operating activities:
      Provision for loan losses                                       414,594
      Depreciation                                                    666,810
      Net amortization (accretion) of securities                      510,364
      Gain on sale of available for sale
        securities, net                                              (339,503)
      Gain on sale of mortgage loans, net                            (913,529)
      Federal Home Loan Bank and Federal
        Reserve Bank dividends                                        (95,100)
      Changes in:
        Loans held for sale                                         8,734,609
        Accrued interest and other assets                           4,385,496
        Accrued interest and other liabilities                        146,988
                                                                 ____________
          Net cash from operating activities                       14,619,535

Cash flows from investing activities
  Available-for-sale securities:
    Sales                                                          10,543,898
    Maturities, prepayments and calls                              19,231,816
    Purchases                                                     (46,933,288)
  Net increase in loans                                           (26,987,069)
  Purchase of Federal Home Loan Bank
    and Federal Reserve Bank stock                                   (226,950)
  Purchases of premises and equipment, net                           (347,841)
                                                                 ____________
    Net cash from investing activities                            (44,719,434)

Cash flows from financing activities
  Net change in deposits                                            19,361,789
  Net change in federal funds purchased
    and repurchase agreements                                        3,355,318
  Proceeds from Federal Home Loan Bank advances                     38,000,000
  Repayments on Federal Home Loan Bank advances                    (38,000,000)
  Issuance of common stock                                              17,226
  Exercise of stock options                                            487,081
  Stock repurchase                                                  (1,868,494)
  Cash dividends paid                                                 (492,986)
                                                                  ____________
    Net cash from financing activities                              20,859,934
                                                                  ____________

Net change in cash and cash equivalents                             (9,239,965)

Beginning cash and cash equivalents                                 16,121,394
                                                                  ____________

Ending cash and cash equivalents                                  $  6,881,429
                                                                  ============
Supplemental cash flow information:
  Interest paid                                                   $  5,309,330
  Income taxes paid                                                  1,015,000

Supplemental noncash disclosures:
  Transfers from loans to repossessed assets                      $  3,665,946




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Enterprise Bancshares, Inc. and its wholly owned subsidiary, Enterprise National Bank, which includes its wholly-owned subsidiaries, Enterprise Staff Solutions, Inc. (ESS) and Enterprise Insurance Solutions, Inc. (EIS), together referred to as "the Company". As further discussed in "Sale of the Company and Discontinued Operations" below, the Company has committed to dispose of ESS. As further discussed in Note 8, a trust that had previously been consolidated with the Company is now reported separately. Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its offices in Memphis, Tennessee and the surrounding area. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. EIS provides commercial insurance
coverage to businesses.   Other financial instruments which potentially
represent concentrations of credit risk include deposit accounts in other financial institutions.

Sale of the Company and Discontinued Operations: On December 11, 2003, the Company entered into a definitive agreement to sell all outstanding shares to NBC Capital Corporation (NBC), subject to shareholder and regulatory approval. NBC will pay $48.00 in cash for each outstanding share. Outstanding options at the date of sale will be converted into options of NBC. The transaction is expected to close near April 1, 2004.

In connection with the sale, the Company agreed to dispose of ESS, which is a professional employer organization offering employee benefits and human resources management, payroll administration and worker's compensation for small to medium sized businesses. Because of the Company's commitment to dispose of ESS, it has been reflected as a discontinued operation in the accompanying financial statements. Management anticipates selling ESS, which continues to operate, prior to April 1, 2004. During 2003, ESS had revenue of
$791,637 and a pretax loss of $242,105.   Excluding the estimated loss on
disposal of net assets of $488,227, ESS would have had pretax income of $246,122.

Upon consummation of the merger, the Chief Executive Officer and outside directors will receive aggregate payments associated with the change of control of approximately $938,000 (Note 14).

Operating Segments: While executive management monitors the revenue streams of the various products and services, the identifiable segments other than banking are not material and operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and estimated litigation losses are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash and deposits with other financial institutions less than 90 days. Net cash flows are reported for loan, deposit, and repurchase agreement transactions.

Securities:  All securities in the Company's portfolio are classified as
available for sale.   Securities are classified as available for sale when
they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses.

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held for Sale: Loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. No servicing is retained on loans sold in the secondary market.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Other real estate owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 33 years. Furniture, fixtures and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 7 years.

Goodwill and Other Intangible Assets: Goodwill results from prior business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Upon adopting new accounting guidance on January 1, 2002, the Company ceased amortizing goodwill. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Identifiable acquisition intangibles, primarily customer contracts and non-compete agreements, are recorded at cost and amortized on the straight-line basis over the estimated useful life, six to ten years for customer contracts, and three to five years for non-compete agreements. Goodwill and other intangible assets of $393,006 at December 31 are included in other assets. Amortization expense was $50,000 in 2003.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

  Net income as reported                                    $1,108,806
  Deduct:  Stock-based compensation expense
    determined under fair value based method                  (284,941)
                                                            __________

  Pro forma net income                                      $  823,865
                                                            ==========
  Basic earnings per share as reported                      $     1.11
  Pro forma basic earnings per share                               .83

  Diluted earnings per share as reported                    $     1.08
  Pro forma diluted earnings per share                             .81


The pro forma effects are computed using option pricing models, using the following weighted-average assumptions for options granted during the year.

  Risk-free interest rate                                        3.88%
  Expected option life                                        10 years
  Dividend yield                                                 1.67%
  Weighted average fair value of
    options granted during the year                         $     5.05

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders' equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest. Participants may put their ESOP shares back to the Company upon termination, and an amount of equity equal to these shares times current market price is reclassified out of shareholders' equity and included in other liabilities.

Off-Balance Sheet Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer-financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments, such as standby letters of credit, that are considered financial guarantees in accordance with FASB Intrepretation No. 45 are recorded at fair value.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share include the dilutive effect of additional potential common shares issuable under stock options. Unearned ESOP shares are not considered outstanding for earnings per share.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Adoption of New Accounting Standards: During 2003, the Company adopted FASB Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, and FASB Interpretation 46, Consolidation of Variable Interest Entities. Adoption of the new standards did not materially affect the Company's operating results or financial condition.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. See Note 18 for further discussion of legal actions.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $62,000 was required to meet regulatory reserve and clearing requirements at year-end 2003. This balance does not earn interest.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.



NOTE 2 - SECURITIES

The fair value of available for sale securities and gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

                                                         Gross        Gross
                                             Fair     Unrealized    Unrealized
                                             Value       Gains        Losses
                                         ___________  ___________  ___________
2003
  U. S. Treasury securities              $ 1,005,940  $     6,090  $       -
  Obligations of U. S. Government
    agencies                              20,521,472       78,343          -
  State and municipal obligations         17,507,070      598,153      (18,392)
  Mortgage-backed securities              28,206,905      453,802      (40,294)
  Corporate bonds                            986,630        6,709          -
                                         ___________  ___________  ___________

    Total                                $68,228,017  $ 1,143,097  $   (58,686)
                                         ===========  ===========  ===========

Sales of available for sale securities at year-end 2003 were as follows:

  Proceeds                               $10,543,898
  Gross gains                                339,503

Contractual maturities of securities available for sale at year-end 2003 are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                         Fair Value
                                         ___________

  Due in one year or less                $ 1,005,940
  Due after one year to five years         9,512,654
  Due after five years to ten years       13,858,917
  Due after ten years                     15,643,601
  Mortgage-backed                         28,206,905
                                         ___________

                                         $68,228,017
                                         ===========
Securities pledged at year-end 2003 had carrying amounts of $50,869,771, and were pledged to secure public deposits and repurchase agreements.

At year-end 2003, there were no holdings of securities of any one issuer, other than the U. S. Government and its agencies, in an amount greater than 10% of shareholders' equity.

Securities with unrealized losses at year-end 2003 not recognized in income are as follows:

                          Less than           12 Months
                          12 Months            or More            Total
                  ______________________ ________________ ____________________
Description of        Fair    Unrealized Fair  Unrealized    Fair    Unrealized
Securities           Value       Loss    Value     Loss      Value     Loss
________________  ___________ __________ _____ __________ ___________ _________

State and
 municipal
  obligations     $ 2,774,687 $ (18,392) $  -  $     -    $ 2,774,687 $(18,392)
Mortgage-backed
  securities        8,160,180   (40,294)    -        -      8,160,180  (40,294)
                  ___________ __________ _____ __________ ___________ _________
Total temporarily
  impaired        $10,934,867 $ (58,686) $  -  $     -    $10,934,867 $(58,686)
                  =========== =========  ===== ========== =========== ========

All of the securities are backed by the U. S. Government and its agencies. There are no concerns of credit loss and there is nothing to indicate that full principal will not be received. Management considers the unrealized losses to be market driven and no loss will be incurred unless the securities are sold. While these securities are held in the available for sale portfolio, the current intent and ability is to hold them to maturity.


NOTE 3 - LOANS

Loans at year-end 2003 were as follows:

  Commercial                                                   $ 53,203,864
  Real estate:
    Mortgage                                                     63,303,279
    Construction and development                                 83,766,712
  Installment                                                     9,525,013
  Other                                                             101,256
                                                               ____________
    Subtotal                                                    209,900,124
  Less allowance for loan losses                                  3,297,589
                                                               ____________

  Loans, net                                                   $206,602,535
                                                               ============

Activity in the allowance was as follows:

  Balance at beginning of year                                 $  2,903,366
  Provision for loan losses                                         414,594
  Loans charged-off                                                (594,407)
  Recoveries                                                        574,036
                                                               ____________

  Ending balance                                               $  3,297,589
                                                               ============
Impaired loans were as follows:

  Loans with no allocated allowance
    for loan losses                                            $        -
  Loans with allocated allowance for loan losses                  2,571,733
                                                               ____________

    Total                                                      $  2,571,733
                                                               ============
  Amount of the allowance for loan
    losses allocated                                           $  1,029,243

  Average of impaired loans during the year                    $  3,697,214
  Interest income recognized during impairment                       14,372
  Cash-basis interest income recognized                              14,372

Nonperforming loans were as follows:

  Loans past due over 90 days still on accrual                 $  2,187,348
  Nonaccrual loans                                                2,441,149

Nonperforming loans and impaired loans are defined differently. Some loans may be included in both categories, whereas other loans may only be included in one category. At year end, impaired loans consisted principally of all nonaccrual loans.

Loans to principal officers, directors, and their affiliates and significant shareholders in 2003 were as follows:

  Beginning balance                                            $  8,415,246
  Effect of changes in related parties                           (2,396,104)
  New loans, including renewals                                   2,982,984
  Repayments                                                     (4,283,899)
                                                               ____________

  Ending balance                                               $  4,718,227
                                                               ============

NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

  Land                                                         $    814,022
  Buildings                                                       1,974,082
  Furniture, fixtures and equipment                               4,494,272
  Leasehold improvements                                            791,314
  Automobiles                                                       215,414
                                                               ____________
                                                                  8,289,104
  Less accumulated depreciation and amortization                  4,757,890
                                                               ____________

                                                               $  3,531,214
                                                               ============
Depreciation expense was $666,810 for 2003.

Rent expense for 2003 was $314,726. Rent commitments under noncancelable operating leases were as follows, before considering renewal options that generally are present.

  Year ending December 31:
          2004                                                 $    320,931
          2005                                                      336,919
          2006                                                      212,921
          2007                                                      171,244
          2008                                                       66,252
       Thereafter                                                    18,174
                                                               ____________

         Total                                                 $  1,126,441
                                                               ============

NOTE 5 - OTHER REAL ESTATE OWNED

Foreclosed real estate is reported net of a valuation allowance. Activity in the account was as follows:

  Beginning of year                                            $  1,508,625
  Additions                                                       3,850,789
  Sales                                                          (3,447,442)
  Valuation adjustments                                            (223,101)
                                                               ____________

  End of year                                                  $  1,688,871
                                                               ============


NOTE 6 - DEPOSITS

Time deposits of $100,000 or more were $56,413,171 at year-end 2003.

Scheduled maturities of time deposits for the next five years were as follows:

                         2004                                  $ 86,401,759
                         2005                                    13,957,800
                         2006                                     1,053,403
                         2007                                     5,440,818
                         2008                                     3,681,551
                     Thereafter                                   1,070,883
                                                               ____________

                        Total                                  $111,606,214
                                                               ============
Deposits from principal officers, directors and their affiliates at year-end 2003 were approximately $3,168,336.


NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase are secured by mortgage-backed securities with a carrying amount of $6,749,963 at year-end 2003.

Securities sold under agreements to repurchase are financing arrangements that mature daily. At maturity, the securities underlying the agreements are returned to the Company. Information concerning securities sold under agreements to repurchase is summarized as follows:

  Average daily balance during the year                        $  2,221,974
  Average interest rate during the year                                .62%
  Maximum month-end balance during the year                       7,458,343
  Weighted average interest rate at year-end.                           60%


NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT

At year-end, advances from the Federal Home Loan Bank were as follows:

  Federal Home Loan Bank convertible fixed rate
  advances with interest rates ranging from 4.45%
  to 5.92%.                                                    $ 26,000,000


Each advance is a convertible fixed rate advance payable at its maturity date, with a prepayment penalty. The advances have fixed-rate periods ranging from one to five years with maturities up to ten years if not called earlier by the Federal Home Loan Bank. Total advances of $3,000,000 mature in 2008, with the rest maturing thereafter. FHLB advances are secured by substantially all of the 1-4 family mortgage loans.

Subordinated Debentures and Trust Preferred Securities
______________________________________________________
On December 19, 2002, Enterprise (TN) Statutory Trust I, a newly-formed Connecticut business trust and subsidiary of Enterprise Bancshares issued
6,000 floating rate trust preferred securities at $1,000 per share to a Trust Preferred Securities Pool. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. The floating rate is equal to the three-month LIBOR rate plus 3.25%, and reprices quarterly. The securities are scheduled to mature in 30 years and they cannot be redeemed by Enterprise (TN) Statutory Trust I for a minimum of five years.

Prior to 2003, the trust was consolidated in the Company's financial statements, with the trust preferred securities issued by the trust reported in liabilities as "trust preferred securities" and the subordinated debentures eliminated in consolidation. Under new accounting guidance, FASB Interpretation No. 46, as revised in December 2003, the trust is no longer consolidated with the Company. Accordingly, the Company does not report the securities issued by the trust as liabilities, and instead reports as liabilities the subordinated debentures issued by the Company and held by the trust, as these are no longer eliminated in consolidation. Amounts previously reported as "trust preferred securities" in liabilities have been recaptioned "subordinated debentures" and continue to be presented in liabilities on the balance sheet. The effect of no longer consolidating the trust does not significantly change the amounts reported as the Company's assets, liabilities, equity, or interest expense.

The subordinated debentures are fully, irrevocably and unconditionally guaranteed on a subordinated basis by the Company. The proceeds of the Preferred Securities were invested in junior subordinated debentures of the Company. The net proceeds to the Company from the sale of the junior subordinated debentures, after deducting underwriting commissions and estimated offering expenses, were approximately $5.82 million. These proceeds, which are included in the regulatory capital calculation as additional capital, will be used for general corporate purposes, including investments from time to time in the Bank in the form of additional capital.

Distributions on the subordinated debentures are payable quarterly on March 26, June 26, September 26 and December 26 of each year that the Preferred Securities are outstanding. The Preferred Securities are classified as long-term debt, while the distributions are recorded as interest expense in the Company's consolidated financial statements.


NOTE 9 - INCOME TAXES

The components of income tax expense (benefit) are as follows:

  Current                                                    $  818,428
  Deferred                                                     (357,750)
                                                             __________
    Total                                                    $  460,678
                                                             ==========
The provision for income taxes differs from the amount computed at the statutory rate as follows:

  Federal statutory rate (benefit)                                34.0%

  Add (subtract) the effect of:
    State taxes, net of federal benefit                             3.6
    Tax-exempt interest income                                    (11.7)
    Other                                                           0.6
                                                             __________

      Effective rate (benefit)                                     26.5%
                                                             ==========

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows at December 31.

  Deferred tax assets:
    Allowance for loan losses                                $  963,007
    Deferred compensation                                       210,375
    Self-insured medical plan                                     4,700
    Other real estate owned write downs                          84,640
    Mark to market                                                4,927
    Accrued expenses                                            322,897
    Other                                                        20,362
                                                             __________
      Total deferred tax assets                               1,610,908

  Deferred tax liabilities:
    Depreciation                                             $   51,046
    Unrealized gain on securities                               411,642
    Federal Home Loan Bank stock dividends                      190,888
    Other                                                        74,013
                                                             __________
      Total deferred tax liabilities                            727,589
                                                             __________

      Net deferred tax asset                                 $  883,319
                                                             ==========

NOTE 10 - CAPITAL REQUIREMENTS AND RESTRICTIONS
  ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2003, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Institution's category.

The Bank's actual and required capital amounts (in thousands) and ratios are presented below at year-end. The holding company is substantially the same as the Bank.

                                                                 To Be Well
                                                                 Capitalized
                                                                    Under
                                                                   Prompt
                                                For Capital      Corrective
                                                  Adequacy         Action
                                    Actual        Purposes       Provisions
                               ______________  ______________  ______________
                                Amount  Ratio   Amount  Ratio   Amount  Ratio
                               _______  _____  _______  _____  _______  _____
                                            (Dollars in Thousands)

2003

Total Capital (to risk
  weighted assets)             $27,317  12.5%  $17,424   8.0%  $21,788  10.0%
Tier I Capital (to risk
  weighted assets)             $24,589  11.3%  $ 8,712   4.0%  $13,068   6.0%
Tier I Capital (to average
  assets)                      $24,589   8.6%  $11,487   4.0%  $14,359   5.0%

The Company's primary source of funds to pay dividends to stockholders is the dividends it receives from the Bank. The Bank is subject to certain regulations on the amount of dividends it may declare without prior approval of the Comptroller of the Currency. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to current year's net income combined with its retained net income of the preceding two years. At December 31, 2003, the Company had approximately $394,000 of retained earnings available for dividends in future periods.


NOTE 11 - STOCK AND STOCK OPTIONS

The Board of Directors and shareholders approved incentive stock option plans (the "Plans") in 1991 and in 1997 to enable eligible officers and key employees to purchase up to an aggregate of 200,000 (100,000 shares for each Plan) shares of the Company's $1 par value common stock. During 2000, the Incentive Stock Option Plan of 1997 was amended to allow for issuance of non-qualified stock options to non-employee directors and consultants and to increase the number of shares that could be issued under the Plan from 100,000 shares to 500,000 shares.

The exercise price of the options granted under these Plans generally equals the estimated fair value of the stock at the grant date. The fair value of the stock is estimated by management and the Board of Directors. The vesting period for all options is five years, and all options expire 10 years from their date of grant.

A summary of the activity in the plan is as follows.

                                                                    Weighted
                                                                    Average
                                                                    Exercise
                                                        Shares       Price
                                                       ________     _______

  Outstanding at beginning of year                      249,380     $ 26.03
  Granted                                                78,400       30.00
  Exercised                                             (28,220)      12.34
  Forfeited                                             (20,460)      30.39
                                                       ________

  Outstanding at end of year                            279,100       28.21
                                                       ========
  Options exercisable at year-end                       158,280       26.31


Options outstanding at year-end 2003 were as follows.

                                  Outstanding                Exercisable
                             _________________________   ___________________
                                      Weighted Average              Weighted
    Range of                             Remaining                  Average
    Exercise                            Contractual                 Exercise
     Prices                   Number       Life          Number      Price
     ______                  _______       ____          _______     _____

  $  8 - $ 14                  8,500       1.71            8,500     $11.41
  $ 15 - $ 20                 28,000       3.65           28,000      18.21
  $ 21 - $ 24                 28,700       5.01           28,700      24.00
  $ 25 - $ 32                213,900       7.63           93,080      30.82
                             _______                     _______
  Outstanding at year-end    279,100       6.78          158,280     $26.31
                             =======                     =======

NOTE 12 - EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

  Basic
    Net income from continuing operations          $1,275,774
                                                   ==========
  Weighted average common shares outstanding          997,797
                                                   __________
  Basic earnings per common share
    from continuing operations                     $     1.28
                                                   ==========
  Diluted
    Net income from continuing operations          $1,275,774
                                                   ==========
    Weighted average common shares
      outstanding for basic earnings per
      common share                                    997,797
    Add:  Dilutive effects of assumed
      exercises of stock options                       25,697
                                                   __________
    Average shares and dilutive potential
      common shares                                 1,023,494
                                                   ==========
  Diluted earnings per common share
    from continuing operations                     $     1.25
                                                   ==========

Options for 233,000 shares of common stock were not considered in computing diluted earnings per common share for 2003 because, based on the average share price during the year, they were antidilutive.


NOTE 13 - OTHER COMPREHENSIVE INCOME

  Unrealized holding gains and losses
    on available for sale securities, net of tax   $ 227,733
  Less reclassification adjustments for gains
    and losses later recognized in income,
    net of tax                                      (210,492)
                                                   _________

      Other comprehensive income                   $  17,241
                                                   =========

NOTE 14  EMPLOYEE BENEFIT PLANS AND CONTRACTS

The Bank sponsors a profit sharing 401(k) plan (the "401(k) Plan") to provide eligible employees with retirement benefits. Employees may contribute up to 15% of their eligible compensation to the 401(k) Plan.
The Bank matches a minimum of 25% of the first 6% of an employee's eligible compensation. Additionally, the 401(k) Plan provides that the Bank may make annual discretionary profit sharing contributions. The Bank made matching contributions of approximately $93,150 during 2003.

The Bank maintains a deferred compensation arrangement with the Chief Executive Officer providing for annual retirement benefits. As of December 31, 2003 all benefits under this agreement were vested and the amount accrued for benefits under the plan was $550,000.

Effective January 1, 2004, the Company entered into an employment agreement with the Chief Executive Officer which provides for a payment of 2.99 times his base salary in the event of a change of control such as the sale of the Company described in Note 1. Using the base salary in place at January 1, 2004, a payment of approximately $650,000 will be due upon closing the sale.

During 2002, the Company formed an Employee Stock Option Plan (ESOP). The Company makes discretionary contributions to the ESOP which the Plan uses to purchase shares of Company stock as shares become available. Employees are eligible to participate after one year of service and vest in accordance with a schedule, which provides for 100% vesting upon completion of five years of service. Shares of the Company's stock have been acquired in non-leveraged transactions. Thus, there are no unearned ESOP shares. At the time of purchase, the shares are released and allocated to eligible employees determined by a formula specified in the Plan. Dividends on allocated shares increase participant accounts. Compensation expense of $113,110 was recognized during 2003 and at December 31, 2003 there were 6,151 shares of Company stock in the Plan.

Because the Company's stock is not traded on an established market, it is required to provide the participants in the Plan with a put option to repurchase their shares. At December 31, 2003, the fair value of the shares in the Plan had an estimated fair value of $295,248 based on the merger agreement discussed in Note 1. This repurchase obligation is reflected in the Company's financial statements in other liabilities and reduces shareholders' equity by the estimated fair value of shares held by the ESOP.


NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS
Carrying amount and estimated fair values of financial instruments were as follows at year-end (in thousands).
                                                       Carrying    Fair
                                                        Amount     Value
                                                       ________  ________
  Financial assets
    Cash and cash equivalents                          $  6,881  $  6,881
    Securities available for sale                        68,228    68,228
    Loans held for sale                                     891       904
    Loans, net                                          206,603   206,829
    Federal Home Loan Bank and
      Federal Reserve Bank stock                          3,015     3,015
    Accrued interest receivable                           1,338     1,338

  Financial liabilities
    Deposits                                            232,913   233,239
    Federal funds purchased and
      repurchase agreements                               7,164     7,164
    Federal Home Loan Bank advances                      26,000    28,636
    Long-term debt                                        6,000     6,000
    Accrued interest receivable                            500        500

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, Federal Home Loan Bank and Federal Reserve Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully.
Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of loans held for sale approximates carrying value. Fair value of debt is based on current rates for similar financing.


NOTE 16 - OFF-BALANCE-SHEET ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer-financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. The contractual amount of financial instruments with off-balance-sheet risk was as follows at year end (in thousands).

                                                    Fixed      Variable
                                                    Rate         Rate
                                                 __________  ___________
  Commitments to make loans
    (at market rates)                            $1,323,400  $       -
  Unused lines of credit and
    letters of credit                             3,060,736   53,880,815

Commitments to make loans are generally made for periods of 30 days or less. The fixed rate loan commitments have interest rates ranging from 5.50% to 6.25% and maturities ranging from 5 years to 30 years.

NOTE 17 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

                              CONDENSED BALANCE SHEET
                                 December 31, 2003


ASSETS
Cash and cash equivalents                                        $    75,239
Investment in subsidiaries                                        25,700,233
Other assets                                                         190,877
                                                                 ___________
  Total assets                                                   $25,966,349
                                                                 ===========
LIABILITIES AND EQUITY
Subordinated debenture                                           $ 6,000,000
Other liabilities                                                    371,640
Shareholders' equity                                              19,594,709
                                                                 ___________

  Total liabilities and shareholders' equity                     $25,966,349
                                                                 ===========

                           CONDENSED STATEMENT OF INCOME
                           Year ended December 31, 2003


Interest and dividend income                                     $   492,987
Operating expense                                                   (308,726)
                                                                 ___________
Income before income tax and
  undistributed subsidiary income                                    184,261
Income tax expense (benefit)                                        (118,211)
Equity in undistributed subsidiary income                            806,334
                                                                 ___________

  Net income                                                     $ 1,108,806
                                                                 ===========


                                STATEMENT OF CASH FLOWS
                             Year ended December 31, 2003


Cash flows from operating activities
  Net income                                                     $ 1,108,806
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Undistributed net income of subsidiary                        (806,334)
      Change in other assets and other liabilities                   196,860
                                                                 ___________
        Net cash from operating activities                           499,332

Cash flows from investing activities
  Investment in subsidiary                                         1,381,412

Cash flows from financing activities
  Exercise of stock options                                          487,081
  Cash dividends paid                                               (492,986)
  Stock repurchase                                                (1,868,494)
                                                                 ___________
    Net cash from financing activities                            (1,874,399)
                                                                 ___________

Net change in cash                                                     6,345

Beginning cash and cash equivalents                                   68,894
                                                                 ___________

Ending cash and cash equivalents                                 $    75,239
                                                                 ===========



NOTE 18 - LITIGATION

The Company is involved in litigation surrounding certain loan and contractual matters. The claim asks for compensatory and treble damages amounting to $6 million. The Company believes the claim lacks merit and is vigorously defending its position. Estimated losses associated with this litigation are included in other liabilities. While management believes the recorded amounts are sufficient to cover any loss arising from the litigation, the outcome of this matter cannot be firmly predicted.


NOTE 19 - QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                  Earnings
                                           Net         Net        Per Share
                            Interest    Interest     Income    ______________
                             Income      Income      (Loss)    Basic  Diluted
                           __________  __________  __________  _____  _______

2003
  First quarter            $3,453,258  $2,140,440  $  436,295  $0.43   $0.42
  Second quarter            3,551,132   2,281,452     516,990   0.52    0.51
  Third quarter             3,551,145   2,298,176     374,433   0.38    0.37
  Fourth quarter            3,805,449   2,503,851    (218,912)  (.22)   (.22)

During the fourth quarter, net income was reduced by the effects of
1) providing an estimate of loss on net assets held for sale from the discontinued operations, 2) an increase in the benefits due to the Chief Executive Officer under a deferred compensation arrangement (Note 14), and
3) a change in estimated loss on a litigation matter.






                            ENTERPRISE BANCSHARES, INC.


Condensed Consolidated Financial Statements (unaudited) as of and for the three-month period ended March 31, 2004


CONDENSED CONSOLIDATED BALANCE SHEET

CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS








                           ENTERPRISE BANCSHARES, INC.
                       CONDENSED CONSOLIDATED BALANCE SHEET
                                  March 31, 2004
                                    (Unaudited)


(Amounts in thousands)



ASSETS
Cash and due from banks                                             $  9,613
Available-for sale securities                                         59,453
Loans                                                                214,708
Less:  Reserve for loan losses                                        (4,547)
                                                                    ________
Net loans                                                            210,161
Bank premises and equipment (net)                                      3,289
Interest receivable                                                    1,214
Other assets                                                           7,195
                                                                    ________

Total assets                                                        $290,925
                                                                    ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing                                              $ 32,809
  Interest bearing deposits                                          196,505
                                                                    ________
    Total deposits                                                   229,314
Federal funds purchased and securities sold
  under agreements to repurchase                                       8,434
Other borrowed funds                                                  26,000
Interest payable                                                         522
Subordinated debentures                                                6,000
Other liabilities                                                      1,186
                                                                    ________
  Total liabilities                                                  271,456


Stockholder's equity:
  Common stock                                                           994
  Surplus and undivided profits                                       17,450
  Accumulated other comprehensive income                               1,025
                                                                    ________
    Total shareholders' equity                                        19,469
                                                                    ________

Total liabilities and stockholders' equity                          $290,925
                                                                    ========


                            ENTERPRISE BANCSHARES, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
                        THREE MONTHS ENDED MARCH 31, 2004
                                   (Unaudited)

(Amounts in thousands, except per share data)

Interest income
  Interest and fees on loans                                        $  3,175
  Interest and dividends on investment securities                        650
  Other interest income                                                   32
                                                                    ________
Total interest income                                                  3,857

Interest expense
  Interest on deposits                                                   843
  Interest on borrowed funds                                             374
                                                                    ________
      Total interest expense                                           1,217
                                                                    ________
    Net interest income                                                2,640

  Provision for possible loan losses                                   1,290
                                                                    ________
    Net interest income after provision for
      loan losses                                                      1,350

  Non-interest income
   Service charge on deposit accounts                                    203
   Insurance commissions and fee income                                   27
   Other non-interest income                                             161
                                                                    ________
    Total non-interest income                                            391

  Non-interest expense
   Salaries and employee benefits                                      1,427
   Expense of premises and fixed assets                                  295
   Other non-interest expense                                          1,049
                                                                    ________
    Total non-interest expense                                         2,771
                                                                    ________
Income (loss) from continuing operations before
  income taxes                                                        (1,030)
Income tax benefit                                                      (427)
                                                                    ________

Income (loss) from continuing operations                                (603)

Loss from discontinued operations                                       (231)

Income tax benefit from discontinued operations                          (88)
                                                                    ________

Net income (loss)                                                   $   (746)
                                                                    ========
Net earnings per share:
  Basic and diluted:
    Loss from continuing operations                                 $  (0.61)
    Discontinued operations                                            (0.17)
                                                                    ________

Net loss                                                            $  (0.78)
                                                                    ========


                         ENTERPRISE BANCSHARES, INC.
              CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                     THREE MONTHS ENDED MARCH 31, 2004
                                (Unaudited)

(Amounts in thousands)

Cash flows from operating activities
  Net income (loss)                                                 $   (746)
  Adjustments to reconcile net income to net cash
    Depreciation and amortization                                        151
    Deferred income taxes (credits)                                   (1,213)
    Provision for loan losses                                          1,290
    Loss (gain) on sale of securities                                      0
    (Increase) decrease in interest receivable                           119
    (Increase) decrease in other assets                               (1,731)
    Increase (decrease) in interest payable                               22
    Increase (decrease) in other liabilities                          (1,549)
                                                                    ________

  Net cash used in operating activities                               (3,657)

Cash flows from investing activities
  Proceeds from maturities of securities                               8,500
  Proceeds from sale of securities                                         0
  Purchase of securities                                               3,758
  (Increase) decrease in loans                                        (3,957)
  (Additions) disposal of bank premises and equipment                    104
  Other investing activities                                               0
                                                                    ________

  Net cash provided by investing activities                            8,405

Cash flows from financing activities
  Increase (decrease) in deposits                                     (3,599)
  Change in liability for ESOP                                           295
  Increase (decrease) in borrowed funds                                1,270
  Purchase of treasury stock                                               0
  Other financing activities                                              18
                                                                    ________

  Net cash used in financing activities                               (2,016)
                                                                    ________

Net increase (decrease) in cash and cash equivalents                   2,732

Cash and cash equivalents at beginning of year                         6,881
                                                                    ________

Cash and cash equivalents at end of quarter                         $  9,613
                                                                    ========
Interest paid                                                       $  1,195
                                                                    ========
Income tax paid                                                     $      0
                                                                    ========


ENTERPRISE BANCSHARES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The accompanying unaudited condensed consolidated financial statements include the accounts of Enterprise Bancshares, Inc. ("Enterprise") and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. In the normal decision making process, management makes certain estimates and assumptions that affect the reported amounts that appear in these statements. Although management believes that the estimates and assumptions are reasonable and are based on the best information available, actual results could differ.

In the opinion of management, all adjustments necessary for the fair presentation of the financial statements presented in this report have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles have been condensed or omitted.

Note 1.  Earnings per share

Even though Enterprise had outstanding options during the quarter, as described in Notes 11 and 12 of the audited consolidated financial statements as of December 31, 2003, and for the year ended December 31, 2003, they were not considered in the quarterly earnings per share calculation. Including these outstanding options would have been anti-dilutive due to the net loss reflected for the quarter.

Note 2.  Reserve for loan losses

During the first quarter of 2004, the reserve for loan losses for Enterprise was evaluated and adjusted to an amount determined utilizing the methodology of NBC Capital Corporation. For additional information on the evaluation method used by NBC Capital Corporation, see Management's Discussion and Analysis in NBC Capital Corporation's Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 6, 2004.



Item 7(b) Pro forma financial information.
__________________________________________

As of the close of business on March 31, 2004, NBC Capital Corporation ("NBC") completed its acquisition of Enterprise Bancshares, Inc. ("ENB"). This section contains the unaudited pro forma consolidated financial information relating to such acquisition as of the close of business on March 31, 2004, as required by Rule 11-02 of Regulation S-X.

The following unaudited pro forma combined condensed financial information has been derived from NBC's and ENB's historical financial statements under the assumptions and adjustments set forth in the accompanying notes. The information does not incorporate or assume any cost savings in connection with the acquisition. The pro forma combined condensed statements of income data account for the acquisition as a purchase transaction and assume that the acquisition had occurred at the beginning of the periods presented. The pro forma combined condensed consolidated balance sheet data assume that the acquisition occurred on March 31, 2004.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the assumed time.

The unaudited pro forma combined condensed financial information reflects that the common stock of ENB was purchased for cash of $48 per common share and that NBC acquired 100% of all outstanding common stock of ENB. The information also reflects that NBC purchased stock options covering 258,100 of ENB's 279,100 shares subject to outstanding stock options for the difference between the exercise price of the respective option and the $48 per share purchase price. The remaining vested options (covering 21,000 shares of ENB common stock) were converted into options to acquire 39,039 shares of NBC common stock.





                           NBC CAPITAL CORPORATION
            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               MARCH 31, 2004
                                 (UNAUDITED)
                               (IN THOUSANDS)

                          NBC      ENTERPRISE                PRO FORMA
                        CAPITAL    BANCSHARES                COMBINED
                         CORP.        INC.     ADJUSTMENTS  CONSOLIDATED
                       __________  __________  ___________  ____________
ASSETS:

Cash and Cash
 Equivalents           $   91,922  $    9,613  $   (52,904) $     48,631
                                                  (A)(B)(C)

Available-for-sale
 securities               356,729      59,453                    416,182
Held-to-maturity
 securities                35,856           0                     35,856
                       __________  __________               ____________
  Total securities        392,585      59,453                    452,038

Loans                     595,027     214,708                    809,735
Less: reserve for
  loan losses              (6,633)     (4,547)                   (11,180)
                       __________  __________               ____________
    Net loans             588,394     210,161                    798,555

Bank premises and
 equipment (net)           15,716       3,289          134        19,139
                                                  (A)(B)(C)

Goodwill                    2,853                   32,103        34,956
                                                  (A)(B)(C)

Core deposit premium                                 5,461         5,461
                                                  (A)(B)(C)

Other assets               39,339       8,409         (169)       47,579
                                                        (C)
                       __________  __________  ___________  ____________

TOTAL ASSETS           $1,130,809  $  290,925  $   (15,375) $  1,406,359
                       ==========  ==========  ===========  ============
LIABILITIES AND
SHAREHOLDERS'EQUITY

Non-interest bearing
 deposits              $  111,911  $   32,809               $    144,720
Interest-bearing
 deposits                 719,713     196,505                    916,218
                       __________  __________               ____________
  Total deposits          831,624     229,314                  1,060,938

Other borrowed
 funds                    121,630      34,434                    156,064

Other liabilities          63,344       7,708        3,740        74,792
                                                      (C)
                       __________  __________  ___________  ____________

  TOTAL LIABILITIES     1,016,598     271,456        3,740     1,291,794
                       __________  __________  ___________  ____________
Common equity               9,616         994         (994)        9,616
                                                  (A)(B)(C)

Surplus and
 undivided profits        131,836      17,450       36,950
                                                  (A)(B)(C)
                                                       354
                                                    (54,400)      132,190
Accumulated other
 comprehensive income         657       1,025       (1,025)          657
                                                     (A)(C)

Treasury stock at cost    (27,898)                               (27,898)
                       __________  __________  ___________  ____________

  TOTAL SHAREHOLDERS'
  EQUITY                  114,211      19,469      (19,115)      114,565
                       __________  __________  ___________  ____________

  TOTAL LIABILITIES
  AND SHAREHOLDERS'
  EQUITY               $1,130,809  $  290,925  $   (15,375) $  1,406,359
                       ==========  ==========  ===========  ============


                            NBC CAPITAL CORPORATION
         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      THREE MONTHS ENDED MARCH 31, 2004
                                  (UNAUDITED)
                      (IN THOUSANDS, ACCEPT SHARE DATA)



                          NBC      ENTERPRISE                PRO FORMA
                        CAPITAL    BANCSHARES                COMBINED
                         CORP.        INC.     ADJUSTMENTS  CONSOLIDATED
                       __________  __________  ___________  ____________

INTEREST INCOME:
Interest and fees on
 loans                 $    8,321  $    3,175  $             $    11,496
Interest and dividends
 on securities              4,190         650         (261)        4,579
                                                     (C)(D)

Other                         158          32                        190
                       __________  __________  ___________  ____________

 Total interest income     12,669       3,857         (261)       16,265

INTEREST EXPENSE:
Interest on deposit         2,838         843                      3,681
Interest on borrowed
 funds                      1,388         374           66         1,828
                                                     (C)(D)
                       __________  __________  ___________  ____________
 Total interest
  expense                   4,226       1,217           66         5,509
                       __________  __________  ___________  ____________

Net interest income         8,443       2,640         (327)       10,756

Provision for loan
 losses                       675       1,290                      1,965
                       __________  __________  ___________  ____________
Net interest income
 after provision for
 loan losses                7,768       1,350         (327)        8,791

OTHER INCOME:
Service charges on
 deposit accounts           1,940         203                      2,143
Insurance commission,
 fees and premiums          1,177          27                      1,204
Other income                1,740         161                      1,901
                       __________  __________  ___________  ____________
 Total other income         4,857         391            -         5,248

OTHER EXPENSES:
Salaries and employee
 benefits                   5,032       1,427                      6,459
Net premises and
 fixed asset expense        1,185         295           (1)        1,479
                                                     (C)(D)

Other expenses              2,167       1,049          384         3,600
                                                     (C)(D)
                       __________  __________  ___________  ____________
 Total other expenses       8,384       2,771          383        11,538

Income (loss) before
 income taxes               4,241      (1,030)        (710)        2,501

Income taxes                1,148        (427)        (272)          449
                                                        (D)
                       __________  __________  ___________  ____________

Net income (loss)
 before extraordinary
 items                      3,093        (603)        (438)        2,052
Loss from
 discontinued
 operations                     -         231                       (231)

Income tax benefit
 from discontinued
 operations                               (88)                        88
                       __________  __________  ___________  ____________

Net income (loss)
 from continuing
 operations            $    3,093  $     (746) $      (438) $      1,909
                       ==========  ==========  ===========  ============
Earning per share:
Basic: Income (loss) from
  continuing
  operations           $     0.38  $    (0.61)              $       0.25
 Discontinued
  operations                    -       (0.17)                     (0.02)
                       __________  __________               ____________

 Net income (loss)     $     0.38  $    (0.78)              $       0.23
                       ==========  ==========               ============



Diluted:
 Income (loss) from
  continuing
  operations           $     0.38  $    (0.61)              $       0.23
 Discontinued
  operations                    -       (0.17)                     (0.02)
                       __________  __________               ____________

 Net income (loss)     $     0.38  $    (0.78)              $       0.21
                       ==========  ==========               ============
Average common
 shares-basic           8,168,224     994,126                  8,168,224
Average common
 shares-diluted         8,189,568   1,019,823                  8,198,428



                          NBC CAPITAL CORPORATION
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       YEAR ENDED DECEMBER 31, 2003
                                (UNAUDITED)
                     (IN THOUSANDS, ACCEPT SHARE DATA)



                          NBC      ENTERPRISE                PRO FORMA
                        CAPITAL    BANCSHARES                COMBINED
                         CORP.        INC.     ADJUSTMENTS  CONSOLIDATED
                       __________  __________  ___________  ____________

INTEREST INCOME:
Interest and fees on
 loans                 $   34,073  $   12,155  $            $     46,228
Interest and dividends
 on securities             17,242       2,196         (918)       18,520
                                                     (C)(D)

Other                         262          10                        272
                       __________  __________  ___________  ____________
 Total interest
  income                   51,577      14,361         (918)       65,020

INTEREST EXPENSE:
 Interest on deposit       12,838       3,432                     16,270
 Interest on borrowed
  funds                     5,043       1,705        1,463         8,211
                                                     (C)(D)
                       __________  __________  ___________  ____________
   Total interest
    expense                17,881       5,137        1,463        24,481

Net interest income        33,696       9,224       (2,381)       40,539

Provision for loan
 losses                     2,770         415                      3,185
                       __________  __________  ___________  ____________
Net interest income
 after provision for
 loan losses               30,926       8,809       (2,381)       37,354

OTHER INCOME:
Service charges on
 deposit accounts           7,774         680                      8,454
Insurance commission,
 fees and premiums          4,256           -                      4,256
Other income                8,615       1,987                     10,602
                       __________  __________  ___________  ____________
 Total other income        20,645       2,667            -        23,312

OTHER EXPENSES:
Salaries and employee
 benefits                  19,867       5,936                     25,803
Net premises and fixed
 asset expense              4,687       1,360           (2)        6,045
                                                     (C)(D)

Other expenses              9,000       2,444        1,537        12,981
                                                     (C)(D)
                       __________  __________  ___________  ____________
 Total other expenses      33,554       9,740        1,535        44,829

Income before income
 taxes                     18,017       1,736       (3,916)       15,837

Income taxes                4,492         460       (1,498)        3,454
                                                        (D)
                       __________  __________  ___________  ____________
Net income (loss)
 before extraordinary
 items                     13,525       1,276       (2,418)       12,383


Loss from
 discontinued
 operations                     -         242                        242

Income tax benefit
 from discontinued
 operations                               (75)                       (75)
                       __________  __________  ___________  ____________

Net income from
 continuing
 operations            $   13,525  $    1,109  $    (2,418) $     12,216
                       ==========  ==========  ===========  ============

Earning per share:
Basic:
 Income from
  continuing
  operations           $     1.65  $     1.28               $       1.51
 Discontinued
  operations                    -       (0.17)                     (0.02)
                       __________  __________               ____________
 Net income            $     1.65  $     1.11               $       1.49
                       ==========  ==========               ============
Diluted:
 Income from
  continuing
  operations           $     1.65  $     1.25               $       1.51
 Discontinued
  operations                    -       (0.17)                     (0.02)
                       __________  __________               ____________
 Net income            $     1.65  $     1.08               $       1.49
                       ==========  ==========               ============

Average common
 shares-basic           8,173,989     997,797                  8,173,989
Average common
 shares-diluted         8,186,729   1,023,494                  8,195,692



NOTES TO UNAUDITED COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

The pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been consummated at the beginning of each of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Under accounting principles generally accepted in the United States of America, the acquisition is accounted for using the purchase method of accounting and, as such, the assets and liabilities of ENB are recorded at their estimated fair market value. The allocation of the total purchase cost reflected in the unaudited pro forma combined condensed consolidated financial information is based on an evaluation of ENB's balance sheet by an independent third party. The allocation of the total purchase cost has been made to the major categories of assets and liabilities in the accompanying unaudited pro forma combined condensed consolidated financial information.

The unaudited pro forma combined condensed consolidated statements of income give effect to the acquisition as if the acquisition had occurred on January 1, 2003 and January 1, 2004, respectively. The unaudited pro forma combined condensed balance sheet assumes the acquisition was consummated at the close of business on March 31, 2004. Certain reclassifications have been included in the unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of income to conform the presentation.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

INVESTMENT SECURITIES. Fair values are based on quoted market prices. The premium recorded on the write-up of these securities will be amortized against interest income over the remaining lives of the individual securities to approximate a constant yield to maturity.

LAND, BUILDINGS AND EQUIPMENT. The fair values for the land and building were determined using a combination of the "Sales Comparison Approach" and the "Income Approach". The "Sales Comparison Approach" uses values paid for recently sold comparable property and current listings. The "Income Approach" considers the net income that a property will produce and then the amount of capital that would reasonably be paid to receive this income. An "Asset Based Approach" was used for all other fixed assets. This approach includes those methods that seek to write up or down or otherwise adjust the various tangible and /or intangible assets of the company. The valuation indicated that the land should be written up to current fair value and the buildings be written down to their fair value. As a result, the effect on depreciation will be realized on the remaining lives of the buildings. There was no material difference between book and fair value of all other fixed assets.

CORE DEPOSIT PREMIUM. A fair value for the core deposit premium has been determined to be $5,461,000 based on a "Discounted Cash Flow Approach". This premium will be amortized against income over a ten-year period using an accelerated amortization method that approximates the actual lives of these acquired deposits.

OTHER. Based upon the review of the independent third party, the carrying values of all other assets and liabilities of ENB approximates their fair market values.



NOTE B - CALCULATION OF PURCHASE PRICE

The acquisition included cash based on a per share purchase price of $48 per outstanding share of ENB common stock. Additionally, NBC offered to purchase all of ENB's outstanding options for the difference between the exercise price of the respective option and the $48 per share purchase price. All options were purchased, except for options covering 21,000 shares that were converted into options to acquire NBC common stock. The intrinsic value of the converted options and the total acquisition cost are also part of the total purchase price. These items are described in the following table (In Thousands):

  (IN THOUSANDS)

    Cash for outstanding common shares                          $ 47,737
    Cash for outstanding options                                   5,167
    Intrinsic value of vested options                                354
    Acquisition cost                                               2,137
                                                                ________

    Total purchase price                                        $ 55,395
                                                                ========


NOTE C - PURCHASE PRICE ADJUSTMENT

The following table reflects the purchase accounting adjustments to reflect the acquisition of ENB:

  (IN THOUSANDS)

    CALCULATION OF COST OF ACQUIRED ENTITY

     Total purchase price of acquired entity                      55,395
     Book equity, excluding investment mark to market (below)     18,445
                                                                ________
     Excess of acquisition cost over book value                 $ 36,950
                                                                ========

    ALLOCATION OF PURCHASE PRICE:

     Write up of fixed assets                                   $    134
     Adjust securities for mark to market                          1,553
     Core deposit intangible                                       5,461
     Goodwill                                                     32,103
     Contract write-offs                                            (169)
     Deferred tax liabilities                                     (2,132)
                                                                ________
                                                                $ 36,950
                                                                ========

The unaudited pro forma combined condensed consolidated balance sheet at March 31, 2004 reflects the one-time acquisition costs that total approximately $2.1 million. This amount consists of investment banking fees, legal fees, severance arrangements and other professional costs. Acquisition and integration cost are not included in the unaudited pro forma condensed statements of income.




NOTE D - PRO FORMA ADJUSTMENTS

Pro forma adjustments that were calculated for the acquisition are as follows (in thousands):

                                            March 31,2004   December 31, 2003
                                            _____________   _________________

  Amortization of core deposit intangible       $  384            $1,537
  Amortization of premium on investments           261               918
  Reduction in depreciation for adjustment
    to fixed assets                                 (1)               (2)
  Interest expense on borrowings to
    finance acquisition                             66             1,463
                                                ______            ______

      Total adjustments                         $  710            $3,916
                                                ======            ======

The interest expense in the table above reflects the cost of the borrowings to finance the acquisition of ENB. The $30 million in Trust Preferred Securities were issued on December 30, 2003 and the $24 million in Federal Home Loan Bank borrowings was completed on March 29, 2004. As a result, for the period ended March 31, 2004, the only adjustment required was for 89 days of interest cost on the $24 million of Federal Home Loan Bank Borrowing at the rate of 1.1%. The Trust Preferred Securities were already included in the operation of NBC for the period. For the year ended December 31, 2003, the interest costs of the Trust Preferred Securities at the rate of 4.02% and the Federal Home Loan Board Borrowings are included for the full year.


NOTE E -COST SAVINGS AND REVENUE ENHANCEMENTS

As a result of the acquisition, NBC anticipates cost savings, revenue enhancements and other operating synergies. The cost savings, revenue enhancements and other operating synergies are expected to be achieved in various amounts at various times during the periods subsequent to the acquisition and not ratably over or at the beginning or end of such periods. For the purpose of preparing the pro forma statement of income, we have not taken into account any adjustments on a pro forma basis or otherwise to reflect the anticipated cost savings, revenue enhancements and other operating synergies that are expected. We have, however, shown as pro forma adjustments interest expense associated with the borrowings incurred to fund the acquisition of ENB and also the pro rata amortization of the core deposit premium, the amortization of the premium created from the mark to market adjustment on the securities portfolio and the anticipated decrease in depreciation expense associated with writing the fixed assets to their fair market value. The dilution shown in the pro forma condensed statement of income does not reflect management's expectations for the actual financial performance of the combined company if the estimated cost savings, revenue enhancements and operating synergies are recognized.


Item 7(c) - The Consent of Crowe Chizek and Company, LLC, is included as
________________________________________________________________________
Exhibit 23.1.
____________



                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NBC CAPITAL CORPORATION


                                      By:  /s/ Richard T. Haston
                                           _______________________
                                           Richard T. Haston
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Treasurer

Date:  June 10, 2004





                                          EXHIBIT INDEX

23.1   Consent of Crowe Chizek and Company LLC